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                                                                      EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of MRV Communications, Inc. (File No. 33-96458) and into the Registration Statement on Form S-3 of MRV Communications, Inc. (File No. 333-17537) of our report dated February 20, 1998 included in the Form 10-K of MRV Communications, Inc. for the year ended December 31, 1997.


                                          /s/ ARTHUR ANDERSEN LLP

                                              ARTHUR ANDERSEN LLP


Los Angeles, California
April 14, 1998.